UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission (only as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

☐	Definitive Additional Materials

FITT HIGHWAY PRODUCTS, INC.
(Name of Registrant Specified In Its Charter)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

(Name of Person(s) Filing Information Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

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Date Filed: December 12, 2012

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 FITT HIGHWAY PRODUCTS, INC.

P.O. Box 4709

Mission Viejo, CA 92690

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS

PRELIMINARY COPY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

December 12, 2012

To the Stockholders of FITT HIGHWAY PRODUCTS, INC.:

NOTICE IS HEREBY GIVEN, that the holders of the outstanding shares of the common stock (“Common Stock”) and the preferred stock (“Preferred Stock”) of FITT Highway Products, Inc. (“Company”) who, in the aggregate, hold a majority of the voting power of all shares of the Company’s common and preferred stock entitled to vote have, by written consent in lieu of a special meeting of the Company’s stockholders, approved of the following actions (“Action”):

(1) Perform a one-for-sixty (1:60) reverse stock split of the Company’s issued and outstanding shares of common stock and preferred stock (the “Reverse Stock Split”) while maintaining the number of authorized shares at 150,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock.

The cost of furnishing this Information Statement will be borne by us.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Your vote is not required to approve the foregoing action, and the enclosed Information Statement is not a request for your vote or a proxy. The accompanying information statement is furnished only to inform stockholders of the Action taken by written consent described above before they take effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.  This Information Statement is first being mailed to you on or about December 12, 2012, and we anticipate an effective date of the Actions to be January 12, 2013, or as soon thereafter as practicable in accordance with applicable law, including the Nevada Revised Statutes.  No dissenter’s rights are afforded to our stockholders under Nevada law in connection with the Action described below.

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This Notice and the attached Information Statement are being sent to you for informational purposes only, and you are not being asked to take any action with respect to the Action.

By Order of the Board of Directors

By:	/s/ Michael R. Dunn
Michael R. Dunn
Chief Executive Officer and
Member of the Board of Directors

By:	/s/Derek Jones
Derek Jones
Member of the Board of Directors

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PRELIMINARY INFORMATION STATEMENT

FITT HIGHWAY PRODUCTS, INC.

a Nevada corporation

P.O. Box 4709

Mission Viejo, CA 92690

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL INFORMATION

This Information Statement (“Information Statement”) has been filed with the United States Securities and Exchange Commission (“SEC”) pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and is being furnished to the holders of the outstanding shares of common stock (par value $0.001) of FITT Highway Products, Inc., a Nevada corporation (“Company,” “we,” “us,” “our,” or similar terms).  Effective November 29, 2012, pursuant to Section 78.320 of the Nevada Revised Statutes, the Company received, by written consent in lieu of a meeting, the approval of stockholders holding 35,273,799 shares of Common Stock and 6,300,000 shares of Series A Preferred Stock, which represents 62.9% of the total possible vote authorizing the following action (“Action”):

(1) To perform a one-for-sixty (1:60) reverse stock split of the Company’s issued and outstanding shares of Common Stock and Preferred Stock (the “Reverse Stock Split”) while maintaining the number of authorized shares of common stock at 150,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock.

A copy of the Company’s Certificate of Change to be filed with the Nevada Secretary of State (“Certificate of Change”) is attached to this Preliminary Information Statement as Exhibit “A.”

Our Board of Directors (“Board”) fixed November 29, 2012 as the record date for determining the stockholders entitled to vote on the Actions.  Stockholders holding an aggregate of 62.9% of the voting power of the Company as of November 29, 2012, with 35,273,799 shares of our outstanding common stock (“Common Stock”), with a power of one vote per share, plus 6,300,000 shares of our outstanding Series A Preferred Stock (“Preferred  Stock”), with a power of ten (10) votes per share, collectively being equal to 62.9% of the total voting power of all of the Company’s capital stock then outstanding, have executed written consent resolutions approving the Action.

As our stockholders holding 62.9% of the voting power of our outstanding capital stock have already approved of the Action by written consent, we are not seeking approval for the Action from any of our remaining stockholders, nor will they be given an opportunity to vote on the Action.  All necessary corporate approvals have been obtained, and this Information Statement is being furnished solely for the purpose of providing advance notice to our stockholders of the Action, as required by the Exchange Act.

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We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our common stock.

Under Section 14(c) of the Exchange Act and Rule 14c-2 promulgated there under, the Action cannot become effective until 20 days after the date this Information Statement is sent to our stockholders.  This Information Statement was mailed to our stockholders on or about December 12, 2012 (“Mailing Date”).  We expect the Action to become effective by filing a Certificate of Change with the Nevada Secretary of State approximately twenty (20) days after the Mailing Date.  Therefore, the effective date of the Certificate of Change is expected to be on or about January 12, 2013 (“Effective Date”).

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS SOLICITED IN

CONNECTION WITH THIS INFORMATION STATEMENT.  WE ARE NOT ASKING

YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

DESCRIPTION OF THE CORPORATE ACTIONS

Filing of a Certificate of Change to institute a one-for-sixty (1:60) reverse stock split of our issued and outstanding common stock and preferred stock as of the record date.

Effective as of November 29, 2012, our Board executed a unanimous written consent authorizing and recommending that our stockholders approve a proposal to amend institute a one-for-sixty (1:60) Reverse Stock Split.

The Company’s management has advised the Board that in excess of 93,000,000 shares of Common Stock and 6,300,000 shares of Preferred Stock are presently issued and outstanding (the Common Stock and Preferred Stock are collectively referred to herein as the “Shares”).  Management has requested the Board to institute a one-for-sixty (1:60) Reverse Stock Split in order to meet the business needs of the Company set forth below:

1. The Reverse Stock Split will increase the market price and liquidity of the Company’s Common Stock. The Company believes that the Reverse Stock Split will make the Company’s Common Stock more attractive to a broader range of institutional and other investors. Numerous brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Additionally, because brokers’ commissions on low-priced stocks typically represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Stock Split will make our Common Stock more attractive and provide a more cost effective investment for many investors, which will enhance the liquidity of the Common Stock.

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2. We selected a reverse split ratio of 1:60 in order to balance the desire for a higher trading price for our Common Stock against the potential decreased liquidity from reducing the total number of shares of Common Stock that would be issued and outstanding.

3. We are opting to affect the Reverse Stock Split on the Company’s Preferred Stock as well in order to ensure the Reverse Stock Split will not have an impact on the current equity ratios if the Preferred Stock were to be converted into Common Stock by the holders.

Pursuant to Section 78.320 of the Nevada Revised Statutes, the affirmative vote of the holders of a majority of our outstanding voting stock is sufficient to approve the Reverse Stock Split, which vote was obtained by a majority written consent of the holders of the issued and outstanding shares of our Common Stock and our Series A Preferred Stock (representing an aggregate 62.9% of the total voting power of all outstanding shares of our Common Stock and Preferred Stock) on November 29, 2012.  The Effective Date of the Certificate of Change is expected to be on or about January 12, 2013.

Mechanics of the Reverse Stock Split

The Company selected a record date of January 12, 2013 for purposes of notifying shareholders of our Shares that the Reverse Stock Split has occurred (this is different from the defined term “Record Date” described herein (November 29, 2012) for purposes of determining shareholders entitled to vote in the Majority Written Consent).

Shareholders may, at their own expense, surrender their pre-Reverse Stock Split stock certificates (“Old Certificate(s),” representing “Old Shares”) to Holladay Stock Transfer, Inc. (“Holladay”) in exchange for replacement certificate(s) representing the appropriate number of whole shares of the post-Reverse Stock Split shares of our Shares (“New Certificate(s),” representing “New Shares”).  No New Certificate will be issued to a shareholder until such shareholder has surrendered a corresponding Old Certificate, together with a properly completed and executed letter of transmittal, to Holladay.  Each shareholder will be required to pay directly to Holladay the fees in order to exchange any Old Certificate(s).  Shareholders will then receive one or more New Certificates representing the number of New Shares to which they are entitled as a result of the Reverse Stock Split, subject to the treatment of fractional shares described below.

Unless surrendered, we will deem outstanding Old Certificates held by shareholders only to represent the whole number of New Shares to which these shareholders are entitled, subject to the treatment of fractional shares.  Any Old Certificate submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for a New Certificate. If an Old Certificate bears any restrictive legend, the New Certificate to which it corresponds will bear the same legend when issued, unless the shareholder qualifies for and provides Holladay the information and fees required to obtain re-issuance of the Old Certificate for a New Certificate without a restrictive legend.

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SHAREHOLDERS WHO HAVE ANY QUESTIONS REGARDING THIS PROCESS ARE ENCOURAGED TO CONTACT HOLLADAY AT (480) 481-3940.

The Reverse Stock Split will operate only at the record holder level. We intend to treat Common Stock held by shareholders through a broker, bank or other nominee in the same manner as registered shareholders whose Shares are registered in their names.  Brokers, banks and other nominees will be instructed on how to handle the Reverse Stock Split for their beneficial holders holding our Common Stock in street name.  As a result, shareholders who hold their Shares through a broker, bank or other nominee will not be required to surrender stock certificates. However, various brokers, banks or other nominees may have differing internal procedures for processing the Reverse Stock Split.  Shareholders who hold Shares with a broker, bank or other nominee and who have any questions in this regard are encouraged to contact their brokers, banks or other nominees. We estimate that our aggregate expenses relating to the Reverse Stock Split will not be material.

Effect of the Reverse Stock Split on Shareholders of Outstanding Shares

The Reverse Stock Split results in 60 shares of Common Stock or Preferred Stock being combined into one (1) new share of Common Stock or Preferred Stock, with fractional shares being rounded up to the nearest whole share.

The Reverse Stock Split affects all holders of our Shares uniformly and will not affect any shareholder’s voting power or percentage ownership interest in the Company, except for those who hold “Fractional Shares.” Fractional shareholders of our Shares otherwise entitled to a fractional share as a result of the Reverse Stock Split will have their fractional share rounded up to a full share. For example, if a shareholder has 100 Shares pre-Reverse Stock Split, then post-Reverse Stock Split, that shareholder will hold two (2) Shares of the Company. Likewise, if a shareholder has 121 Shares pre-Reverse Stock Split, that shareholder will have three (3) Shares post-Reverse Stock Split.

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of our Common Stock.  Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act.  Our Common Stock will continue to be listed on the OTC Market Group, Inc. quotation system under the symbol “FHWY.”

Certain Risks Associated with the Reverse Stock Split for our Shares

1. The price per share may not increase to the level we anticipate by effectuating the Reverse Stock Split, which is the arithmetic result from a one-for-sixty (1:60) Reverse Stock Split, namely an increase from approximately $0.005 - $0.008 per share of Common Stock to approximately $0.30 - $0.48 per share of Common Stock;

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2. Even if we achieve the price per share we anticipate, there can be no assurance that our anticipated price per share will remain at that price;

3. Our total market capitalization after the Reverse Stock Split may be lower than immediately before the Reverse Stock Split. There are numerous factors and contingencies that could affect our Share price following the Reverse Stock Split, including the status of the market for our Common Stock over time, our reported results of operations in future periods and general economic, market and industry conditions. Accordingly, the trading price of our Common Stock may not be sustainable at the direct arithmetic result of the Reverse Stock Split. If the trading price of our Common Stock declines after the Reverse Stock Split, our total market capitalization (the aggregate value of all of our issued and outstanding Common Stock at the then existing trading price) after the split will be lower than before the split;

4. A decline in the trading price for our Common Stock after the Reverse Stock Split may result in a greater percentage decline than would occur in the absence of the Reverse Stock Split, and the liquidity of our Common Stock could be adversely affected following the Reverse Stock Split. The trading price of our Common Stock will also be based on the Company’s performance and other factors, some of which are unrelated to the number of shares of Common Stock issued and outstanding. If the Reverse Stock Split occurs and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. In many cases, both the total market capitalization of a company and the relative market price of a share of such company’s common stock following a Reverse Stock Split are lower than they were before the Reverse Stock Split. Furthermore, the liquidity of our Shares could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

5. There can be no assurance that the Reverse Stock Split will attract institutional or individual investors and brokers. While the Board believes that a higher Common Stock price may help generate investor interest, there may be other factors that will detract from interest by institutional and individual investors and brokers.

Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the 1:60 ratio described in the Company’s Reverse Stock Split, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the shareholders to purchase, exchange for, or convert into, Shares.  This will result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of Shares being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split.  The number of Shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares.  The number of Shares reserved for issuance pursuant to these securities will be proportionately reduced based upon the Reverse Stock Split ratio, subject to our treatment of fractional shares.

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The Reverse Stock Split is Not Part of a Going Private Transaction

Notwithstanding the decrease in the number of outstanding Shares after the Reverse Stock Split, the Board does not intend that the Reverse Stock Split would be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Interests of Directors and Executive Officers in the Reverse Split and Share Amendment

The Company’s Directors and Executive Officers have no substantial interest, directly or indirectly, in the Reverse Stock Split.

New CUSIP Number for the Company

After the Effective Date of our Reverse Stock Split, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities. Stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described above.  Our Common Stock will continue to be listed the OTC Market Group, Inc. quotation system under the symbol “FHWY.”

Fractional Shares

No certificates will be issued that represent fractions of one single share of our Shares in connection with the Reverse Stock Split. Shareholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the 1:60 Reverse Stock Split ratio will be entitled, upon surrender of any Old Certificate representing such shares, to have their fractional shares of our Shares rounded up to a full New Share. Until such surrender, ownership of a fractional interest will not give the shareholder thereof any voting, dividend or other rights, except to receive payment or a rounded up New Share as described herein.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material federal income tax consequences of the Reverse Stock Split. This summary does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Stock Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. In addition, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder. Each shareholder is urged to consult with such shareholder’s own tax advisor with respect to the tax consequences of the Reverse Stock Split.

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No gain or loss should be recognized by a shareholder upon such shareholder’s exchange of Old Shares for New Shares pursuant to the Reverse Stock Split. The aggregate tax basis of the New Shares received in the Reverse Stock Split (including any fraction of a New Share deemed to have been received) will be the same as the shareholder’s aggregate tax basis in the Old Shares exchanged therefore. The shareholder’s holding period for the New Shares will include the period during which the shareholder held the Old Shares surrendered in the Reverse Stock Split.

The Company’s view regarding the tax consequences of the Reverse Stock Split is not binding on the Internal Revenue Service or the courts. Accordingly, each shareholder should consult with his, her or its tax advisor with respect to all of the potential tax consequences to him, her or it as a result of the Reverse Stock Split.

Accounting Matters

The Reverse Stock Split will not affect the par value of our Common Stock or Preferred Stock. As a result, as of the Effective Date of the Reverse Stock Split, the stated capital on the balance sheet attributable to the number shares of Common Stock and Preferred Stock issued and outstanding will be reduced proportionately based on the Reverse Stock Split ratio. Accordingly, the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Company’s Common Stock and Preferred Stock will be restated, because there will be fewer shares of our Common Stock and Preferred Stock issued and outstanding.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following information concerns the compensation of the named executive officer for each of the last two completed fiscal years:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Michael R. Dunn, CEO, CFO (1)	2011	$208,373	$-0-	$-0-	$-0-	$-0-	$-0-	$208,373
	2010	$198,450	$-0-	$-0-	$-0-	$-0-	$-0-	$198,450

(1)	Joined us May 28, 2008. For 2011 and 2010, only $1,000 and $1,000, respectively, of Mr. Dunn’s salary was paid. The remainder was accrued.

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Outstanding Equity Awards At Fiscal Year-End

There were no unexercised stock options, stock that has not vested, or equity incentive plan awards for any named officer outstanding at the end of the last fiscal year:

Compensation of Directors

The directors of the Company received the following compensation in fiscal year 2011 for their services as directors.

Director Compensation

On October 15, 2009 the Board of Directors approved a program to compensate our outside directors at the rate of $3,000 per calendar quarter in cash or in equivalent value of shares of our common stock.  All directors are entitled to reimbursement of expenses incurred in the performance of their duties as directors, including their attendance at Board of Directors meetings.

During 2011 and 2010, the Company accrued director’s fees for Derek Jones in the amount of $12,000 and $12,000, respectively.

Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Derek Jones	2011	$12,000	0	0	0	0	0	$12,000(1)
	2010	$12,000	0	0	0	0	0	$12,000(1)

(1) These fees have accrued but have not been paid.

Stock Options

During the last two fiscal years, the officers and directors of the Company have received no stock options and no stock options are outstanding for them.

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Equity Compensation Plans

The following table gives information about our common stock that may be issued upon the exercise of options under all of our equity compensation plans as of December 31, 2011.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)

Equity compensation plans approved by security holders	0		0	833,334

Equity compensation plans not approved by security holders	284,167	(1)	$1.48	0
TOTAL	284,167	(1)	$1.48	833,334

________
(1)	Consists of warrants to purchase 284,167 shares at a weighted average stock price of $1.48, with strike prices ranging from $0.75 to $9.00, with an average weighted life of 0.86 years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the Common Stock and Preferred Stock ownership as of the date of this Report, with respect to: (i) each person who is known to the Company to beneficially own more than 5% of the Company’s common stock; (ii) each officer and director; and (iii) all directors and officers as a group; based upon 93,254,938 shares of Common Stock outstanding.

	Common Stock		Preferred Stock
Name and Address of Beneficial Owners(1)	Amount and Nature of Beneficial Ownership	Percent Ownership of Class(2)	Amount and Nature of Beneficial Ownership	Percent Ownership of Class
Michael R. Dunn, CEO, CFO, Secretary, and Director(3)	20,750,000	20.4%	-6,300,000-	0.0%
Derek Jones, Director	100,000	*	-0-	0.0%
All executive officers and directors as a group (two persons)	20,850,000	20.5%	-6,300,000-	0.0%
Sam Maywood, MD(3)	7,410,799	6.1%	-6,300,000-	0.0%
Rand Scott, MD	7,100,000	5.7%	-6,300,000-	0.0%
F.I.T.T. Energy Products, Inc.(3)	1,750,000	1.8%	6,300,000	100%

________

*Less than 1%.

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(1)  c/o our address, P.O. Box 4709, Mission Viejo, CA  92690, unless otherwise noted.

(2)   Except as otherwise indicated, we believe that the beneficial owners of common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

(3) Our CEO, Michael Dunn, is an owner of F.I.T.T. Energy Products, Inc., along with Sam Maywood, MD and Rand Scott, MD, and exercises shared voting and investment power over the shares held by F.I.T.T. Energy Products, Inc. Mr. Dunn, Dr. Maywood and Dr. Scott disclaim beneficial ownership of the 1,750,000 shares of Common Stock and 6,300,000 shares of Preferred Stock held by F.I.T.T. Energy Products, Inc. except to the extent of their pecuniary interest in the entity. The address of F.I.T.T. Energy Products, Inc. is P.O. Box 4709, Mission Viejo, CA 92690.

There are no agreements between or among any of the shareholders that would restrict the issuance of Shares in a manner that would cause any change in control of the Company. There are no voting trusts, pooling arrangements or similar agreements in the place between or among any of the shareholders, nor do the shareholders anticipate the implementation of such an agreement in the near future.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director, executive officer or any other person has any substantial interest, direct or indirect, in the Reverse Stock Split and filing of the Certificate of Change.

NO DISSENTER’S RIGHTS

Under the Nevada Revised Statutes, our dissenting stockholders are not entitled to appraisal rights with respect to the Action, and we will not independently provide our stockholders with any such right.

SOLICITATION COSTS

We will bear the costs of preparing, assembling and mailing the Information Statement in connection with the Action.  Arrangements may be made with banks, brokerage houses and other institutions, nominees and fiduciaries, to forward the Information Statement to beneficial owners.  We will, upon request, reimburse those persons and entities for expenses incurred in forwarding this Information Statement to our stockholders.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the Exchange Act and are required to file reports, proxy statements and other information with the SEC regarding our business, financial condition and other matters pursuant to and in accordance with the Exchange Act.  You may read and copy the reports, proxy statements and other information filed by us at the public reference facilities maintained by the SEC at 100 F Street, NE, Room 1580, Washington, DC 20549.  Please call the SEC at 1-800-SEC-0330 for additional information about the public reference facilities.  The reports, proxy statements and other information filed with the SEC are also available to the public over the internet at http://www.sec.gov, the internet website of the SEC.  All inquiries regarding our Company should be addressed to our corporate counsel at Horwitz, Cron & Armstrong, LLP, Attn: Lawrence M. Cron, Esq., 26475 Rancho Parkway South, Lake Forest, CA 92630.

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BY ORDER OF THE COMPANY’S BOARD OF DIRECTORS

By:	/s/ Michael R. Dunn
Michael R. Dunn
Chief Executive Officer, Secretary and Member of the Board of Directors

By:	/s/ Derek Jones
Derek Jones
Member of the Board of Directors

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EXHIBIT A

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090301

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

FITT Highway Products, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

150,000,000 shares of Common Stock, par value $0.001 per shares and 20,000,000 shares of Preferred Stock, par value $0.001 per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

150,000,000 shares of Common Stock, par value $0.001 per shares and 20,000,000 shares of Preferred Stock, par value $0.001 per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

One share of Common Stock will be issued in exchange for sixty shares of outstanding Common Stock and one shares of Preferred Stock will be issued in exchange for sixty shares of outstanding Preferred Stock.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

If the exchange results in a stockholder holding a fractional share, the Company will issue to such stockholder such additional shares as is necessary to increase the fractional share to a full share.

7. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X

Signature of Officer

Chief Executive Officer

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Stock Split
Revised: 8-31-11

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